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                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration Number 333-106175

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
SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2003
TO PROSPECTUS DATED JULY 3, 2003)
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                           $126,653,100 (APPROXIMATE)
                             TERWIN MORTGAGE TRUST
                ASSET-BACKED CERTIFICATES, SERIES TMTS 2003-5SL

                              TERWIN ADVISORS LLC
                                     SELLER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated October 28, 2003 (the "Prospectus Supplement"), on page S-84, the definition of "Stepdown Date" is hereby deleted and replaced with the following:

     means the later to occur of (1) the Distribution Date in November 2006 or
     (2) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 27.50% of the aggregate Stated Principal Balance of the Mortgage Loans.

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

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                The date of this Supplement is October 31, 2003.